JOINT FILING AGREEMENT

                  The undersigned agree, in accordance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, to the joint filing on behalf of each of them of Amendment No. 1 to
Schedule 13D (including additional amendments thereof) pertaining to the ownership by them of common stock, par value $0.001 per share, of Mattson Technology, Inc., a Delaware corporation. The undersigned consent and agree to the inclusion of this Agreement as an exhibit to such joint filing. The undersigned further agree that each person on whose behalf such statement is filed is responsible for its timely filing and for the timely filing of any amendment thereto and for the completeness and accuracy of the information concerning such person contained therein and that such person is not responsible for the completeness and accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

                  This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 7th day of May 2002.


                                   STEAG ELECTRONIC SYSTEMS AG

                                   By:  /s/ Michael Williems
                                        -------------------------------------
                                   Name:  Michael Williems
                                   Title: Chairman of the Board of Managers

                                   By:  /s/ Andreas Neipp
                                        -------------------------------------
                                   Name:  Andreas Neipp
                                   Title: Executive Manager


                                   STEAG AG

                                   By:  /s/ Michael Williems
                                        -------------------------------------
                                   Name:  Michael Williems
                                   Title: Member of the Board of Managers

                                   By:  /s/ Michael Schuh
                                        -------------------------------------
                                   Name:  Michael Schuh
                                   Title: Officer with Statutory Authority


                                    RAG AG

                                    By: /s/ Dr. Thomas Kruper
                                        -------------------------------------
                                    Name:    Dr. Thomas Kruper
                                    Title:   Officer with Statutory Authority

                                    By:  /s/ Dr. Norbert Schellen
                                         ------------------------------------
                                    Name:    Dr. Norbert Schellen
                                    Title:   Officer with Statutory Authority